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Exhibit 32.1

SECTION 906 CERTIFICATION

        In connection with the Annual Report of enherent Corp. (the "Company") on Form 10-K for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Douglas A. Catalano, Chairman, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. Section 1350, adopted as pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

        (1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                      /s/ Douglas A. Catalano

                      Douglas A. Catalano
                      Chairman, Chief Executive Officer and President
                      March 30, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting, the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to enherent Corp. and will be retained by enherent Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

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SECTION 906 CERTIFICATION